EXHIBIT 4.2


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated June 24, 2003 on the statements of condition and related bond portfolios of Van Kampen Focus Portfolios, Municipal Series 443 as of June 24, 2003 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                                              GRANT THORNTON LLP

Chicago, Illinois
June 24, 2003